AVNET, INC.

Exhibit 10.5

2006 STOCK COMPENSATION PLAN
(Amended and Restated Effective Generally as of January 1, 2009)

ARTICLE I
PURPOSE OF THE PLAN

The Avnet, Inc. 2006 Stock Compensation Plan was adopted effective November 9, 2006 (the “Original Plan”) with the intent to advance the interests of the Company by assisting Avnet and its Subsidiaries in attracting high caliber persons to serve as Eligible Employees and Non-Employee Directors, and inducing such persons to remain as Eligible Employees and Non-Employee Directors, by virtue of the additional incentive to promote the Company’s success that results from the ownership of shares of Avnet’s Common Stock. The Original Plan was amended and restated effective generally as of January 1, 2009 primarily to make changes corresponding to Section 409A (as defined below). On or after such date, the Original Plan shall be knows as the “Avnet, Inc. 2006 Stock Compensation Plan (Amended and Restated Effective Generally as of January 1, 2009).”

ARTICLE II
DEFINITIONS

The following words and phrases used herein shall, unless the context otherwise indicates, have the following meanings:

1. “Avnet” shall mean Avnet, Inc., a New York corporation.

2. “Agreement” shall mean the agreement evidencing any Award granted hereunder, including any addendum to an Option Agreement relating to Stock Appreciation Rights, which agreement shall be in such form as prescribed or approved by the Committee (in the case of an Award Agreement with an Eligible Employee) or by the Independent Directors (in the case of an Award Agreement with a Non-Employee Director).

3. “Award” shall mean, individually or collectively, a grant under this Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock Unit Award.

4. “Board of Directors” and “Director” shall mean, respectively, the Board of Directors of Avnet and any member thereof.

5. “Change in Control” means the happening of any of the following:

(i) the acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Stock or (B) the combined voting power of the then outstanding voting securities of Avnet entitled to vote generally in the election of directors; provided, however, that the following such acquisitions shall not constitute a Change of Control under this subsection (i): (x) any acquisition directly from Avnet (excluding an acquisition by virtue of the exercise of a conversion privilege), (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

(ii) individuals who, as of the date of the 2006 annual meeting of Avnet’s shareholders (the “Determination Date”), constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Determination Date whose election, or nomination for election by Avnet’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose appointment or nomination to the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of any member of the Board, or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than a majority of the then Incumbent Board; or

(iii) approval by the shareholders of Avnet of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company (in one or more transactions) and, in either case, the consummation of such transaction.

6. “Code” shall mean the Internal Revenue Code of 1986, as amended.

7. “Committee” shall mean the Compensation Committee of the Board of Directors, which Committee shall consist of three or more Non-Employee Directors appointed by the Board of Directors; provided, however, that any member of the Compensation Committee who is not both a “non-employee director” within the meaning of Rule 16b-3, and an “outside director” within the meaning of Section 162(m) shall not serve as a Committee member hereunder unless there would otherwise be less than two (2) members of the Committee.

8. “Company” shall mean Avnet and all its Subsidiaries.

9. “Covered Participant” means a Participant who is a “covered employee” under Code Section 162(m).

10. “Eligible Employee” shall mean any regular full-time employee of Avnet or of any of its Subsidiaries (including any Director who is also such regular full-time employee), and may include, in appropriate circumstances relating to the granting of Awards hereunder, any person who is under consideration for employment by the Company and any person employed by a business which is then to be acquired by Avnet. The term “Eligible Employee” shall also include any person employed or retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet’s securities. Notwithstanding the foregoing, for purposes of an Award intended to qualify as an Incentive Stock Option (as defined below) the term “Eligible Employee” shall only include an individual who is an employee of the Company on the date of such grant.

11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

12. “Executive Officer” shall mean any employee designated by Avnet as an executive officer under Rule 16b-3 of the Exchange Act.

13. “Fair Market Value” when used with respect to a particular date, shall mean the closing price (as reported for New York Stock Exchange Composite Transactions) at which shares of the Stock shall have been sold on such date or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported.

14. “Incentive Stock Option” or “ISO” shall mean an Option intended to qualify under Section 422 of the Code.

15. “Independent Directors” shall mean members of the Board of Directors acting as a group, each of whom satisfies Avnet’s “Director Independence Standards,” which are consistent with the director independence requirements established from time to time by the New York Stock Exchange.

16. “Non-Employee Director” shall mean a Director who is not an Eligible Employee.

17. “Option” shall mean any option granted or held pursuant to the provisions of this Plan.

18. “Optionee” shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part, has not been surrendered for complete termination and has not expired or terminated, and shall include any Successor Optionee.

19. “Other Stock Unit Award” means awards granted pursuant to Article VIII, of Stock or other securities that are payable in, valued in whole or in part by reference to, or are otherwise based on Stock or other securities of Avnet.

20. “Participant” shall mean an Eligible Employee or Non-Employee Director who has been granted an Award hereunder.

21. “Period of Restriction” means the period during which the transfer of shares of Restricted Stock or shares of Stock issued upon vesting of Restricted Stock Units is restricted, pursuant to Article VII hereof.

22. “Person” shall mean “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding Avnet and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee).

23. “Plan” shall mean The Avnet, Inc. 2006 Stock Compensation Plan (Amended and Restated Effective Generally as of January 1, 2009), as set forth herein and as amended from time to time.

24. “Restricted Stock” shall mean an Award of Stock granted pursuant to Article VII.

25. “Restricted Stock Unit” shall mean a notional share of Stock granted pursuant to Article VII of the Plan.

26. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act.

27. “Section 16” shall mean Section 16 of the Exchange Act.

28. “Section 162(m)” shall mean Section 162(m) of the Code.

29. “Section 409A” shall mean Section 409A of the Code.

30. “Securities Act” shall mean the Securities Act of 1933, as amended.

31. “Stock” shall, subject to the anti-dilution provisions set forth in Article X hereof, mean Common Stock of Avnet, as presently constituted.

32. “Stock Appreciation Right” or “SAR” shall mean any right granted under this Plan which entitles a Participant to receive (a) shares of Stock having a Fair Market Value at the date of exercise of such SAR, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the related Option which is being surrendered for termination and the Fair Market Value at such date of the             shares of Stock for which such SAR is being exercised. An SAR may be granted by the Committee either free-standing or with respect to any Option simultaneously or previously granted under this Plan to an Eligible Employee, and an SAR may be granted by the Independent Directors either free-standing or with respect to any Option simultaneously or previously granted under this Plan to a Non-Employee Director; and, when granted, may be granted by the Committee or the Independent Directors upon such terms and subject to such conditions as the Committee or the Independent Directors may in its discretion prescribe or approve; provided that an SAR shall only be exercisable by the grantee and/or Optionee to whom such SAR was initially granted.

33. “Subsidiary” shall mean any corporation 51% of the total combined voting power of all classes of capital stock of which shall at the time in question be owned by Avnet and/or any of its subsidiaries.

34. “Successor Optionee” shall mean any person who, under the provisions of Article V hereof, shall have acquired from an Optionee the right to exercise any Option.

ARTICLE III
SHARES RESERVED FOR THE PLAN

1. Subject to the anti-dilution provisions set forth in Article X hereof: (A) the maximum number of shares of Stock which may be delivered by Avnet pursuant to the exercise of Awards shall be 5,000,000 and (B) no Covered Participant may be granted Awards for more than 1,000,000 shares of Stock in any calendar year, and no Participant may be granted Options for more than 500,000 shares of Stock in any calendar year. At no time shall there be outstanding Awards for the purchase of more than 5,000,000 shares of Stock (subject to said anti-dilution provisions) less the aggregate of the number of shares of Stock previously delivered pursuant to the exercise of Options, the number of shares of Stock previously covered by Options terminated upon surrender in connection with the exercise of Stock Appreciation Rights, and the number of shares of Stock previously delivered pursuant to the vesting of Restricted Stock, Restricted Stock Units and Other Stock Unit Awards.

2. The shares of Stock subject to Awards may consist of authorized but unissued shares of Stock and/or shares of Stock held in the treasury of Avnet.

3. If any Award shall be surrendered and terminated or for any other reason shall terminate or expire, whether in whole or in part (except for terminations of Options in connection with exercises of Stock Appreciation Rights), the number of shares of Stock covered by such Award immediately prior to such termination or expiration shall thereupon be added to the number of shares of Stock otherwise available for further grants of Awards hereunder except as otherwise provided below. The following transactions involving shares of Stock will not result in additional shares of Stock becoming available for subsequent Awards under this Plan: (i) Stock tendered or withheld in payment of the exercise price of an Option; (ii) Stock tendered or withheld for taxes; (iii) shares of Stock that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR; and (iv) Stock repurchased on the open market with the proceeds of an Option exercise. However, notwithstanding the above, to the extent required by Section 162(m) or Section 422, Participants may not be granted Options, SARs, or other Awards which exceed the maximum number of shares of Stock for which such Options, SARs, or Awards may be granted to such Participants hereunder, and cancelled Awards shall continue to be counted against such maximum limits.

4. Notwithstanding any provision to the contrary in this plan, the Committee or Independent Directors, as applicable, may grant awards of restricted stock and restricted stock units that do not comply with the minimum vesting provisions; provided that the total number of shares subject to any such awards (along with any other stock unit awards) granted without such minimum vesting provisions may not exceed 5% of the total number of shares available for grant under the Plan.

5.  Subject to the anti-dilution provisions set forth in Article X hereof, the aggregate number of shares of Stock subject to all Awards granted under this Plan during any calendar year to any one Non-Employee Director shall not exceed 30,000; provided, however, that in the calendar year in which a Non-Employee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limit.

ARTICLE IV
ADMINISTRATION OF THE PLAN

1. This Plan shall be administered by the Committee with respect to Awards granted to Eligible Employees, and shall be administered by the Independent Directors with respect to Awards granted to Non-Employee Directors. The Committee and the Independent Directors each shall have full and exclusive power to construe and interpret the Plan, and to establish and amend rules and regulations for the administration of the Plan, in connection with Awards granted to the persons within their respective spheres of administrative responsibility as provided in the preceding sentence. Subject to Section 5 of this Article IV, the Committee and/or Independent Directors may delegate their authority hereunder to one or more Avnet officers to the extent permitted by and not inconsistent with any requirements of applicable law.

2. In addition to paragraph 1 of this Article IV (and without limiting the generality thereof), the Committee shall have plenary authority (subject to the provisions hereof) in its discretion to determine the time or times at which Awards shall be granted to Eligible Employees, the Eligible Employees to whom Awards shall be granted, the number of shares of Stock to be covered by each such Award, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Award may be exercised. The granting of Awards by the Committee shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Agreement with an Eligible Employee shall similarly be within the discretion of the Committee; and nothing in this Plan shall be deemed to give any Eligible Employee any right to receive Awards. Without limiting the generality of the foregoing, the Committee, in its discretion, may grant Options to any Eligible Employee upon such terms and conditions as may be necessary for such Options to qualify as incentive stock options within the meaning of Section 422.

2a. In addition to paragraph 1 of this Article IV (and without limiting the generality thereof), the Independent Directors shall have plenary authority (subject to the provisions hereof) in its discretion to determine the time or times at which Awards shall be granted to Non-Employee Directors, the Non-Employee Directors to whom Awards shall be granted, the number of shares of Stock to be covered by each such Award, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Award may be exercised; provided that the members of the Committee shall abstain from participating in any action taken by the Independent Directors with respect to Awards granted or to be granted to any such members. The granting of Awards by the Independent Directors shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Agreement with a Non-Employee Director shall similarly be within the discretion of the Independent Directors; and nothing in this Plan shall be deemed to give any Non-Employee Director any right to receive Awards.

3. A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision, or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

4. The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Plan, which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

5. The Committee (and, with respect to Non-Employee Directors, the Independent Directors), shall have sole and complete discretion in determining those Eligible Employees (or Non-Employee Directors) who shall participate in the Plan. The Committee may request recommendations for individual Awards from the Chief Executive Officer of Avnet and, to the extent permitted by applicable law, may delegate to the Chief Executive Officer of Avnet the authority to make Awards to Participants who are not Executive Officers of the Company or Covered Participants, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers or Covered Participants shall be determined by the Committee.

6. All determinations and decisions made by the Committee and Independent Directors pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its shareholders, employees, Participants, and designated beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of Avnet to be approved by Avnet’s Board of Directors or shareholders prior to any such sale, award or grant.

7. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, Section 162(m), Section 409A or Section 422.

8. Notwithstanding any other provision of the Plan to the contrary, no Award shall be granted to a Non-Employee Director unless such grant is approved by a majority of the Non-Employee Directors.

ARTICLE V
AWARD AND MODIFICATION OF OPTIONS

1. Options may be granted by the Committee to Eligible Employees, and may be granted by the Independent Directors to Non-Employee Directors, from time to time in their discretion prior to November 8, 2016 or the earlier termination of the Plan as provided in Article XI.

2. During the period when any Option granted by the Committee to an Eligible Employee is outstanding, the Committee may, for such consideration (if any) as may be deemed adequate by it and with the prior consent of the Optionee, modify the terms of such Option, with respect to the unexercised portion thereof, except that such Option may not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of said Option. During the period when any Option granted by the Independent Directors to a Non-Employee Director is outstanding, the Independent Directors may, for such consideration (if any) as may be deemed adequate by it and with the prior consent of the Optionee, modify the terms of the Option, with respect to the unexercised portion thereof, except that such Option may not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of said Option.

3. The price per share at which Stock subject to any Option may be purchased shall be determined by the Committee (in the case of any Option granted to an Eligible Employee) or by the Independent Directors (in the case of any Option granted to a Non-Employee Director) at the time such Option is granted, but shall be no less than 100% of the Fair Market Value of the Stock at the date of grant (except for Options assumed or granted in substitution for other options in a merger, acquisition, or similar corporate transaction context in accordance with Section 424 of the Code and the regulations thereunder), provided, however, that the purchase price per share of Stock shall in no event be less than the par value per share of the Stock. The “date of grant” shall be the date on which the Committee or Independent Directors, as appropriate, completes its action constituting the making of an Award, regardless of whether or not such Award is subject to future shareholder approval or other conditions. For the avoidance of doubt, Options with a price per share of less than 100% of the Fair Market Value of the Stock at the date of grant shall be granted only in connection with a merger, acquisition, disposition, reorganization, or similar corporate transaction.

4. The term of each Option granted under the Plan shall be such period of time as the Committee (in the case of an Option granted to an Eligible Employee) or the Independent Directors (in the case of an Option granted to a Non-Employee Director) shall determine but in no event shall an Option be exercisable after the day prior to the tenth anniversary of the granting thereof. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the applicable Agreement, each Option granted under the Plan shall expire at the end of its term. Notwithstanding any other provision in this Plan to the contrary, no Option granted hereunder may be exercised after the expiration of its term.

5. Each Option granted under the Plan shall become exercisable, in whole or in part, at such time or times during its term as the Agreement evidencing the grant of such Option shall specify; provided, however, that the exercisability of any Option may be accelerated in whole or in part, at any time, by the Committee (in the case of an Option granted to an Eligible Employee) or by the Independent Directors (in the case of an Option granted to a Non-Employee Director). Each option granted under the Plan that has become exercisable pursuant to the preceding sentence shall remain exercisable thereafter for such period of time prior to the expiration of its term (including during any period subsequent to the Optionee’s termination of employment with the Company for any reason, if the Optionee is an Eligible Employee, or subsequent to the Optionee’s ceasing to be a Director for any reason, if the Optionee is a Non-Employee Director) as the Option Agreement evidencing the grant of such Option shall provide. An Option may be exercised, at any time or from time to time during its term, as to any or all shares as to which the Option has become and remains exercisable.

6. The aggregate number of shares of Stock with respect to which Options may be granted hereunder to any Optionee in any calendar year may not exceed 500,000.

7. Except as may otherwise be provided in paragraph 10 of Article IX of the Plan or the Agreement evidencing the grant of any Option hereunder, the Option so granted shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution upon the death of such Optionee, nor shall any Option be exercisable during the lifetime of the Optionee except by such Optionee.

8. Options shall be exercised by the delivery of a written notice from the Participant to Avnet in the form prescribed by the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment of the exercise price for the shares. The exercise price shall be payable to Avnet in full in cash, or its equivalent, or, to the extent approved by the Committee and permitted by applicable law and not in violation of any instrument or agreement to which the Company is a party, by delivery of shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise, by share withholding or other cashless or net exercise method, or by a combination of the foregoing, or in any other form of payment acceptable to the Committee. In addition, at the request of the Participant, and subject to applicable laws and regulations, Avnet may (but shall not be required to) cooperate in a broker-assisted or other cashless exercise of the Option. As soon as practicable, after receipt of written notice and payment, but subject to the terms and conditions of Article IX, Avnet shall deliver to the Participant stock certificates, or record such stock transfer on its books and records without the need to issue physical certificates, in an appropriate amount based upon the number of shares of Stock with respect to which the Option is exercised, issued in the Participant’s name.

ARTICLE VI
STOCK APPRECIATION RIGHTS

1. Stock Appreciation Rights may be granted to Eligible Employees in the discretion of the Committee and to Non-Employee Directors in the discretion of the Independent Directors, upon such terms and conditions as the Committee or the Independent Directors may prescribe. Each SAR may be free standing, or granted in connection with and relate to all or part of a specific Option simultaneously or previously granted under the Plan. In the discretion of the Committee or the Independent Directors, an SAR may be granted at any time prior to the exercise, expiration or termination of the Option related thereto, and may be modified at any time the related Option is modified.

2. Upon exercise of a Stock Appreciation Right, the grantee or Optionee shall be entitled to receive (a) shares of Stock having a Fair Market Value at the date of exercise, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the SAR or the related Option which is being surrendered for termination and the Fair Market Value at such date of the shares of Stock for which such SAR is being exercised.

2a. The exercise price per share for each free standing SAR granted under the Plan shall be determined by the Committee (in the case of any SAR granted to an Eligible Employee) or by the Independent Directors (in the case of any SAR granted to a Non-Employee Director) at the time such free standing SAR is granted, but shall be no less than 100% of the Fair Market Value of the Stock at the date of grant (except for SARs assumed or granted in substitution for other options in a merger, acquisition, or similar corporate transaction in accordance with Section 424 of the Code and the regulations thereunder). The “date of grant” shall be the date on which the Committee or Independent Directors, as appropriate, completes its action constituting the making of an Award, regardless of whether or not such Award is subject to future shareholder approval or other conditions.

3. Each Stock Appreciation Right granted to an Eligible Employee shall be exercisable on such dates or during such periods as may be determined by the Committee, and each Stock Appreciation Right granted to a Non-Employee Director shall be exercisable on such dates or during such periods as may be determined by the Independent Directors, provided that if an SAR relates to all or part of a specific Option, such SAR shall not be exercisable at a time when the Option related thereto could not be exercised nor may it be exercised with respect to a number of shares in excess of the number for which such Option could then be exercised. The term of each Stock Appreciation Right granted under the Plan shall be such period of time as the Committee (in the case of a Stock Appreciation Right granted to an Eligible Employee) or the Independent Directors (in the case of a Stock Appreciation Right granted to a Non-Employee Director) shall determine but in no event shall a Stock Appreciation Right be exercisable after the day prior to the tenth anniversary of the granting thereof. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the applicable Agreement, each Stock Appreciation Right granted under the Plan shall expire at the end of its term. Notwithstanding any other provision in this Plan to the contrary, no Stock Appreciation Right granted hereunder may be exercised after the expiration of its term.

4. A Stock Appreciation Right related to all or part of a specific Option may be exercised only upon surrender by the Optionee, for termination, of the portion of the related Option, which is then exercisable to purchase the number of shares for which the Stock Appreciation Right is being exercised. Shares covered by the terminated Option or portion thereof shall not be available for further grants of Options under the Plan.

5. The Committee may impose any other conditions upon the exercise of Stock Appreciation Rights granted to Eligible Employees, and the Independent Directors may impose any other conditions upon the exercise of Stock Appreciation Rights granted to Non-Employee Directors, which conditions may include a condition that any particular SARs or any class of SARs may only be exercised in accordance with rules adopted by the Committee or the Independent Directors, as appropriate, from time to time. Such rules may govern the right to exercise SARs granted prior to the adoption or amendment of such rules as well as SARs granted thereafter.

6. The Committee or the Independent Directors may at any time amend, terminate or suspend any Stock Appreciation Right theretofore granted by it under this Plan, provided that the terms of any SAR after any amendment shall conform to the provisions of the Plan, and provided, further, that Stock Appreciation Rights granted under the Plan may not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of said SAR, without shareholder approval. Each SAR related to all or part of a specific Option shall terminate and cease to be exercisable upon the termination (other than a termination required in connection with exercise of the SAR) or expiration of the Option related thereto.

ARTICLE VII
RESTRICTED STOCK AND
RESTRICTED STOCK UNITS

1. Subject to the terms and provisions of the Plan and applicable law, the Committee (or, with respect to Non-Employee Directors, the Independent Directors), at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants, and in such amounts and with such vesting periods, Period of Restriction and/or conditions for removal of restrictions as it shall determine. Participants receiving shares of Restricted Stock or Restricted Stock Units are not required to pay Avnet cash therefor (except for applicable tax withholding). Except as set forth in Article VII(4), with respect to a Restricted Stock or Restricted Stock Unit grant to an Eligible Employee (i) such Awards shall vest no faster than pro rata on an annual basis over the three (3) years after the date of grant with respect to Awards that do not vest based at least in part on the satisfaction of performance criteria and (ii) such Awards shall not vest sooner than one (1) year after the date of grant with respect to Awards that vest at least in part based on the satisfaction of performance criteria. The immediately preceding sentence shall also apply with respect to any ad hoc grant (as opposed to annual grants that are part of the director compensation package) of Restricted Stock or Restricted Stock Units to any Non-Employee Director.

2. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Agreement that shall specify any vesting requirements with respect to such Award, any Period of Restriction with respect to such Award, and the conditions which must be satisfied prior to removal of any additional restrictions as the Committee (or, with respect to Non-Employee Directors, the Independent Directors), shall determine. The Committee (or, with respect to Non-Employee Directors, the Independent Directors), may specify, but is not limited to, the following types of restrictions in the Agreement: (i) restrictions on acceleration or achievement of terms of vesting based on any business or financial goals of the Company, including, but not limited to, absolute or relative increases in economic profit, total stockholder return, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin or net worth of the Company, any of Avnet’s Subsidiaries, divisions or other areas of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Exchange Act, the Securities Act, and any securities trading system or Stock exchange upon which such shares of stock are listed.

3. Except as provided in paragraph 10 of Article IX of the Plan or this Article VII and subject to applicable law, the shares of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated until (A) both of the following have occurred: (i) the applicable portions of such Awards have vested (and, in the case of Restricted Stock Units, shares of Stock have been issued in respect thereof), and (ii) the applicable Period of Restriction has terminated, or (B) upon earlier satisfaction of such conditions as specified by the Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole discretion and set forth in the Agreement. Except as provided herein, all rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable only by such Participant or his or her guardian or legal representative.

4. Except as otherwise noted in this Article VII, shares of Restricted Stock or Restricted Stock Units covered by an Award shall be provided to (or in the case of Restricted Stock Units, shares of Stock shall be issued therefor in accordance with Paragraph 6 of this Article VII) and become freely transferable by the Participant (i) upon the vesting of the applicable Restricted Stock or Restricted Stock Unit Award, and (ii) after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee (or, with respect to Non-Employee Directors, the Independent Directors). The Committee (or with respect to Non-Employee Directors, the Independent Directors) in its sole discretion may reduce or remove the restrictions or reduce or remove or accelerate vesting provisions or the Period of Restriction with respect to Restricted Stock or Restricted Stock Units upon a Change in Control or the Eligible Employee’s (or, as appropriate, Non-Employee Director’s) death, retirement, layoff, termination in connection with a Change in Control or other termination where the Committee determines that such treatment is appropriate and in the Company’s best interests, as well as upon assumption of, or in substitution for, restricted stock or restricted stock units of a company with which the Company participates in an acquisition, separation, merger, or similar corporate transaction.

5. Prior to vesting and during the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares. Subsequent to vesting of Restricted Stock Units and the issuance of shares of Stock in respect thereof, during any subsequent Period of Restriction, Participants who have received shares of Stock in respect of such Restricted Stock Units may exercise full voting rights with respect to those shares.

6. Upon all or a portion of an Award of Restricted Stock Units vesting (the date of each such vesting being a “Vest Date”), one share of Stock shall be issuable for each Restricted Stock Unit that vests on such Vest Date (the “RSU Shares”), subject to the terms and provisions of the Plan and relevant Agreement. Thereafter, Avnet will transfer such RSU Shares to the Participant upon satisfaction of any required tax withholding obligations and upon the expiration of any applicable Period of Restriction. No fractional shares shall be issued with respect to vesting of Restricted Stock Units. No Participant shall have any right in, to or with respect to any of the shares of Stock (including any voting rights or rights with respect to dividends paid on the Stock, except as set forth in paragraph 7 of this Article VII) issuable under the Award until the Award is settled by the issuance of such shares of Stock to such Participant.

7. Prior to vesting, and during the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Awards, as set forth in this Paragraph 7. Participants in whose name Restricted Stock Units are granted shall not be entitled to receive any dividends or other distributions paid with respect to the Stock unless the specific Award document so provides. With respect to shares of Restricted Stock, dividends paid in cash shall be automatically reinvested in additional shares of Restricted Stock at a purchase price per share equal to Fair Market Value of a share of Stock on the date of such dividend is paid; provided, however that Avnet shall not issue fractional shares, and any amount that would have been invested in a fractional share shall be paid to Participant. Any such additional shares of Stock received by any Participant in respect of a Restricted Stock Award, whether through reinvestment or through a dividend paid in shares of Stock, shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

ARTICLE VIII
OTHER STOCK UNIT AWARDS

1. Subject to the terms and provisions of the Plan and applicable law, the Committee (or, with respect to Non-Employee Directors, the Independent Directors), at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards which may be in the form of Stock or other securities. Such Awards (i) shall vest no faster than pro rata on an annual basis over the three (3) years after the date of grant with respect to Awards that do not vest based at least in part on the satisfaction of performance criteria and (ii) shall not vest sooner than one (1) year after the date of grant with respect to Awards that vest at least in part based on the satisfaction of performance criteria. The value of each such Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion, may determine that an Other Stock Unit Award may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “Rules”) of the Award. The Agreement shall specify the Rules of each Award as determined by the Committee (or, with respect to Non-Employee Directors, the Independent Directors). However, each Other Stock Unit Award need not be subject to identical Rules.

2. The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Rules:

(a) Except as provided in paragraph 10 of Article IX of the Plan, all rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(c) The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion may establish certain performance criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

(d) Other Stock Unit Awards may be subject to a deferred payment schedule.

(e) The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of, or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE IX
ADDITIONAL TERMS AND PROVISIONS

1. The Committee or the Independent Directors shall, promptly after the granting of any Award or the modification of any outstanding Award, cause such Participant to be notified of such action and shall cause Avnet to deliver to such Participant an Agreement (which Agreement shall be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) evidencing the Award so granted or modified and the terms and conditions thereof and including (when appropriate) an addendum evidencing the SAR so granted or modified and the terms and conditions thereof.

2. The date on which the Committee or the Independent Directors approves the granting of any Award, or approves the modification of any outstanding Award, shall for purposes of this Plan be deemed the date on which such Award is granted or modified, regardless of whether (i) the date on which the Agreement evidencing the same is executed or (ii) the grant or modification of such Award is subject to a contingency.

3. To the extent that any Award shall have become exercisable, such Award may be exercised by the Participant at any time and from time to time by written notice to Avnet stating the number of shares of Stock with respect to which such Award is being exercised, accompanied (as to an Option exercise) by payment in full therefor as prescribed below and (as to an SAR exercise) by an instrument effecting surrender for termination of the relevant portion of the Option related thereto. As soon as practicable after receipt of such notice, Avnet shall, without requiring payment of any transfer or issue tax by the Participant, deliver to the Participant, at the principal office of Avnet (or such other place as Avnet may designate), a certificate or certificates representing the shares of Stock acquired upon such exercise (or Avnet may record the stock transfer on its book and records without the need to issue a physical certificate); provided, however, that the date for any such delivery may be postponed by Avnet for such period as it may require, in the exercise of reasonable diligence (a) to register the shares of Stock so purchased (together with any part or all of the balance of the shares of Stock which may be delivered pursuant to the exercise of Awards) under the Securities Act and/or to obtain the opinions of counsel referred to in clauses (B) and (E) of paragraph 7 below, and (b) to comply with the applicable listing requirements of any national securities exchange or with any other requirements of law. If any Participant shall fail to accept delivery of all or any part of the shares of Stock with respect to which such Award is being exercised, upon tender thereof, the right of such Participant to exercise such Award, with respect to such unaccepted shares may, in the discretion of the Committee (in the case of an Award granted to an Eligible Employee) or the Independent Directors (in the case of an Award granted to a Non-Employee Director), be terminated. For purposes of this paragraph 3, payment upon exercise of an Award may be made (i) by check (certified, if so required by Avnet) in the amount of the aggregate exercise price of the portion of the Award being exercised, or (ii) in the form of certificates representing shares of Stock (duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by Avnet) having a Fair Market Value, at the date of receipt by Avnet of such certificates and the notice above mentioned, equal to or in excess of such aggregate exercise price, or (iii) by a combination of check and certificates for shares of Stock, or (iv) in any other manner (including various cashless exercise methods) acceptable to the Committee (with respect to an Award granted to an Eligible Employee) or the Independent Directors (with respect to award to a Non-Employee Director), in each case in the discretion of the Committee or the Independent Directors, as the case may be.

4. Notwithstanding paragraph 3 of this Article IX, upon each exercise of an Award or vesting of Restricted Stock (or filing of a Code Section 83(b) election with respect thereto), or upon a Restricted Stock Unit or Other Stock Unit Award becoming taxable, the Participant shall pay to Avnet an amount required to be withheld under applicable income tax laws in connection with such exercise or vesting or Section 83(b) election or other taxable event. A Participant may, in the discretion of the Committee and subject to any rules as the Committee may adopt (in the case of a Participant who was an Eligible Employee on the date of grant), or in the discretion of the Independent Directors and subject to such rules as the Independent Directors may adopt (in the case of a Participant who was a Non-Employee Director on the date of grant), elect to satisfy such obligation, in whole or in part, by having Avnet withhold shares of Stock having a Fair Market Value equal to the amount required to be so withheld. For purposes of the foregoing, the Fair Market Value of a share of Stock shall be its Fair Market Value on the date that the amount to be withheld is determined. A Participant shall pay Avnet in cash for any fractional share that would otherwise be required to be withheld.

5. The Plan shall not confer upon any Participant any right with respect to continuance of employment by the Company or continuance of membership on the Independent Directors, nor shall it interfere in any way with his or her right, or the Company’s right, to terminate his or her employment at any time.

6. Except as provided in Articles VII and VIII, no Participant shall acquire or have any rights as a shareholder of Avnet by virtue of any Award until the certificates representing shares of Stock issued pursuant to the Award or the exercise are delivered to such Participant or otherwise recorded in the books and records of Avnet in accordance with the terms of the Plan.

7. While it is Avnet’s present intention to register under the Securities Act the shares of Stock which may be delivered pursuant to the granting and exercise of Awards under the Plan, nevertheless, any provisions in this Plan to the contrary notwithstanding, Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the granting or exercise of any Award unless (A)(i) such shares have at the time of such exercise been registered under the Securities Act of 1933, as amended, (ii) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under said Act, and (iii) there is available at the time of such grant and/or exercise a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a)(3) of said Act, or Avnet shall have received from its counsel an opinion that registration of such shares under said Act is not required; (B) such shares are at the same time of such grant and/or exercise, or upon official notice of issuance will be, listed on each national securities exchange on which the Stock is then listed, (C) the prior approval of such sale has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent in service of process in any State), and (D) if the Committee so requires, Avnet shall have received an opinion from its counsel with respect to compliance with the matters set forth in clauses (A), (B), and (C) above.

8. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to Avnet to assure compliance with all applicable laws or regulations. Any certificates for shares of the Restricted Stock and/or Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Stock and/or other Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation, or other requirement of any governmental authority or agency shall require the Company, any Affiliate, or any Participant (or any estate, designated beneficiary, or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

9.  No Award and no rights or interests therein may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated, except (i) by testamentary disposition by the Participant or the laws of descent and distribution or, except in the case of an ISO, by a qualified domestic relations order; and (ii) in the case of Awards other than Incentive Stock Options, transfers made with the prior approval of the Committee and on such terms and conditions as the Committee in its sole discretion shall approve, to (a) the child, step-child, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee) of the Participant (an “Immediate Family Member”), (b) a trust in which Immediate Family Members have more than fifty percent of the beneficial interest, (c) a foundation in which Immediate Family Members or the Employee control the management of the assets, or (d) any other entity in which Immediate Family Members or the Employee own more than 50% of the voting interests, provided, however, that, without the prior approval of the Committee, no Permitted Transferee shall further transfer an Award, other than by testamentary disposition or the laws of descent and distribution, either directly or indirectly, including, without limitation, by reason of the dissolution of, or a change in the beneficiaries of, a Permitted Transferee that is a trust, the sale, merger, consolidation, dissolution, or liquidation of a Permitted Transferee that is a partnership (or the sale of all or any portion of the partnership interests therein), or the sale, merger, consolidation, dissolution or liquidation of a Permitted Transferee that is a corporation or the sale of all or any portion of the stock thereof). Further, no right or interest of any Participant in an Award may be assigned in satisfaction of any lien, obligation, or liability of the Participant.

10. The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of New York. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof

11. By acceptance of an applicable Award, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of stock sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by Avnet. In addition, each designated beneficiary of a deceased Participant shall be in agreement that all such Awards will be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

12. In its sole and complete discretion, the Committee may elect to legend certificates representing shares of stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

13. All Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) unless the Committee in its discretion determines that any such Award to a Covered Participant is not intended to qualify for the exemption for performance-based compensation under Section 162(m). Without limiting the preceding sentence, with respect to each Award (other than Options or Stock Appreciation Rights) that is intended by the Committee to satisfy may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), the performance criteria for each such Award shall be a measure based on one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary, division or other area of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: economic profit, total stockholder return, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin or net worth. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. In addition, with respect to each Award (other than Options or Stock Appreciation Rights) that is intended by the Committee to satisfy may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), the Committee shall certify the extent to which any the performance criteria described herein have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any such Award.

14. In the event of a Change in Control, the Committee is permitted to accelerate the payment or vesting and release any restrictions on any Awards.

ARTICLE X
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

1. In the event that the Stock shall be split up, divided or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term “Stock” as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split up, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the grant or exercise of an Award (as specified in Article III(1) hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding, shall be correspondingly adjusted. In the event that any dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards (as specified in Article III(1) hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be increased by the percentage which the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately prior to the payment of such dividend. In the event that any extraordinary cash dividend is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards (as specified in Article III(1) hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be equitably adjusted by the Committee.

2. In the event that the Stock shall be split up, divided or otherwise reclassified or exchanged, or that any dividend payable in shares or Stock or extraordinary cash dividend is paid to the holders of outstanding shares of Stock, in each case, as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options, and the aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year shall be correspondingly adjusted.

3. Anything in this Article X to the contrary notwithstanding: (A) any adjustment made under the preceding provisions of this Article X shall be made in accordance with Section 424 of the Code and the regulations thereunder; and (B) in the event that, upon any adjustment made in accordance with paragraph 1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Award then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the Optionee holding such Award shall become entitled neither to purchase the same nor to receive cash or scrip in payment therefor or in lieu thereof.

ARTICLE XI
AMENDMENT OR TERMINATION OF THE PLAN

1. The Plan shall automatically terminate on November 8, 2016, unless it is sooner terminated pursuant to paragraph 2 below.

2. The Board of Directors may amend the Plan from time to time as the Board may deem advisable and in the best interests of Avnet and may terminate the Plan at any time (except as to Awards then outstanding hereunder); provided, however, that unless approved by the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Avnet duly called and held for that purpose, no amendment to the Plan shall be adopted which shall (a) affect the composition or functioning of the Committee, (b) increase the aggregate number of shares of Stock which may be delivered pursuant to the exercise of Awards, (c) increase the aggregate number of shares of Stock with respect to which Options or other Awards may be granted to any Participant during any calendar year, (d) decrease the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options, or (e) extend the ten year maximum period within which an Award is exercisable, or the termination date of the Plan.

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